Project and Trade Finance Core Fund
A Portfolio of Federated Hermes Core Trust III

SUPPLEMENT TO PRIVATE OFFERING MEMORANDUM AND STATEMENT OF ADDITIONAL INFORMATION DATED MAY 26, 2023
On February 14, 2023, the Board of Trustees of the Project and Trade Finance Core Fund (the “Fund”) approved the transfer of the sub-advisory agreement of the Fund from Federated Hermes (UK) LLP to Hermes Investment Management Limited. The Fund’s Private Offering Memorandum and Statement of Additional Information were supplemented on April 20, 2023, and updated on May 26, 2023, to describe the changes related to the transfer which was anticipated for July 1, 2023.
As of the date of this supplement, shareholders are advised that the sub-advisory services transfer has been postponed and that Federated Hermes (UK) LLP remains the Fund’s sub-adviser.
Shareholders will be advised when a new transfer date is determined.
June 30, 2023

Project and Trade Finance Core Fund
Federated Hermes Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Contact us at FederatedHermes.com/us
or call 1-800-341-7400.
Federated Securities Corp., Distributor
Q456031 (7/23)
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